UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 9, 2025
NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3300
Houston, Texas		77002
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 574-1880
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

RG4 Financing Documents

On September 9, 2025 (the “FID Date”), Rio Grande LNG Train 4, LLC, a Delaware limited liability company (“RG4”) and an indirect subsidiary of NextDecade Corporation (“NextDecade” or the “Company”), entered into the T4 Common Terms Agreement, the T4 Equity Contribution Agreement, the T4 Collateral and Intercreditor Agreement and the T4 Credit Agreement, each as further described below (each, as defined below, and collectively, together with each agreement governing future Train 4 Senior Secured Debt, the “T4 Senior Secured Debt Instruments”). RG4 also entered into other related security documents described below. The Train 4 Senior Secured Debt Instruments and certain secured hedge agreements rank pari passu in respect of the collateral and in right of payments, as further described below. “T4 Senior Secured Debt” as used herein shall mean all: (a) senior loans and indebtedness incurred under the T4 Credit Agreement; (b) Working Capital Debt; (c) Replacement Debt; (d) Relevering Debt; and (e) Supplemental Debt, each as defined and further described below. The “T4 Senior Secured Debt Holder Representatives” shall mean (and will include) the T4 Administrative Agent under the T4 Credit Agreement and any relevant representative of the holders of such T4 Senior Secured Debt under any future Senior Secured Debt Instrument.

T4 Common Terms Agreement

On the FID Date, RG4 entered into a Common Terms Agreement (the “T4 Common Terms Agreement”) with MUFG Bank, Ltd., as the T4 intercreditor agent (in such capacity, the “T4 Intercreditor Agent”). The T4 Common Terms Agreement sets out certain provisions regarding, among other things: (a) common representations and warranties of RG4; (b) common covenants of RG4; and (c) common events of default under the T4 Senior Secured Debt Instruments. Any T4 Senior Secured Debt Holder Representative will be required to accede to the T4 Common Terms Agreement.

The T4 Common Terms Agreement also provides restrictions and requirements for RG4’s incurrence of additional Train 4 Senior Secured Debt, and allows for (subject to any additional requirements under other T4 Senior Secured Debt Instruments) the incurrence of (a) working capital debt, the proceeds of which shall be permitted to be used solely for working capital purposes related to the Train 4 Project (as defined below) (the “Working Capital Debt”), (b) replacement debt, the proceeds of which, among other things, may be used to refinance the funded or unfunded commitments of existing T4 Senior Secured Debt (other than Working Capital Debt) (the “Replacement Debt”), (c) relevering debt, the proceeds of which, among other things, may be used to fund project costs, fund any reserves and to the extent outstanding, fund distributions to the T4 Pledgor (as defined below) (the “Relevering Debt”), and (d) supplemental debt, the proceeds of which, among other things, may be used to finance project costs and permitted capital improvements and for other purposes further specified in the T4 Common Terms Agreement (the “Supplemental Debt”).

T4 Collateral and Intercreditor Agreement

On the FID Date, RG4 entered into a Collateral and Intercreditor Agreement (the “T4 Collateral and Intercreditor Agreement”) with the T4 Intercreditor Agent and Mizuho Bank (USA), as the T4 collateral agent (the “T4 Collateral Agent”). The T4 Collateral and Intercreditor Agreement sets forth the intercreditor arrangements that govern the relationships among the holders of the various classes of T4 Senior Secured Debt. In addition, each class of T4 Senior Secured Debt Holders generally is subject to voting arrangements with respect to amendments, supplements, and waivers by such class. The T4 Collateral and Intercreditor Agreement also includes various provisions regarding the collateral granted to all holders of T4 Senior Secured Debt and the application of proceeds thereof prior to and upon the exercise of remedies by the holders of Senior Secured Debt. Any future Senior Secured Debt Holder Representative will be required to accede to the T4 Collateral and Intercreditor Agreement.

T4 Security Documents

Under the T4 Pledge Agreement dated as of the FID Date, between Rio Grande LNG Train 4 Holdings, LLC, a Delaware limited liability company (the “T4 Pledgor”), and the T4 Collateral Agent, the T4 Pledgor has granted a security interest in favor of the T4 Collateral Agent for the benefit of the holders of the T4 Senior Secured Debt in the limited liability company interest in RG4 held by the T4 Pledgor.

On the FID Date, RG4 also granted a security interest in favor of the T4 Collateral Agent for the benefit of the holders of the T4 Senior Secured Debt, in substantially all of RG4’s real and personal property, including RG4’s proportionate equity interests in the subsidiaries of Rio Grande LNG, LLC (“RGLNG”) that RG4 will acquire at the project completion date of the Train 4 Project, pursuant to a security agreement and a deed of trust.

T4 Accounts Agreement

On the FID Date, RG4 entered into an Accounts Agreement (the “T4 Accounts Agreement”) with the T4 Collateral Agent, and JPMorgan Chase Bank, N.A., as the T4 accounts bank. Prior to the project completion date, the T4 Accounts Agreement provides for the funding of engineering, procurement and construction (“EPC”) and similar costs in respect of the fourth liquefaction train and related common facilities (the “Train 4 Project”) of the multi-plant integrated natural gas and liquefaction and liquefied natural gas (“LNG”) export terminal facility located at the Port of Brownsville in southern Texas (the “Rio Grande Facility”) through a customary construction account. Following the project completion date, RG4’s revenues will be applied according to a customary waterfall under the T4 Accounts Agreement.

T4 Credit Agreement

On the FID Date, RG4 entered into a Credit Agreement (the “T4 Credit Agreement”) by and among RG4, as borrower, MUFG Bank, Ltd., as the administrative agent (in such capacity, the “T4 Administrative Agent”), the T4 Collateral Agent, in its capacity as the collateral agent, and the senior lenders party thereto. The T4 Credit Agreement provides for a construction/term loan facility (the “T4 Construction/Term Loans”) in an amount up to $3.847 billion available to RG4 solely to partially finance the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation and maintenance of the Train 4 Project, to pay certain fees and expenses associated with the T4 Credit Agreement and the loans made thereunder.

The principal of the T4 Construction/Term Loans is repayable in quarterly installments payable each March 31, June 30, September 30, and December 31, beginning on the first such quarterly payment date to occur on or after the date that is ninety days following the project completion date (the “Initial Principal Payment Date”). RG4 may make borrowings based on SOFR plus the applicable margin (2.00%) or the base rate plus the applicable margin (1.00%); provided, that, such applicable margin will be decreased to (a) 1.875% for SOFR and 0.875% for base rate if the T4 Construction/Term Loan is rated “Baa2” by Moody’s or “BBB” by S&P or Fitch, and (b) 1.75% for SOFR and 0.75% for base rate if the T4 Construction/Term Loan is rated “Baa1” by Moody’s or “BBB+” by S&P or Fitch. RG4 is also required to pay commitment fees on the undrawn amounts of the T4 Construction/Term Loans.

The T4 Credit Agreement includes certain covenants and events of default that are supplemental to the covenants and events of default set forth in the T4 Common Terms Agreement and that are customary for project financing facilities of this type, including a requirement that interest rates for a minimum of 75% of the projected principal amount of T4 Senior Secured Debt outstanding and a maximum of 110% of the projected principal amount of T4 Senior Secured Debt be hedged or have fixed interest rates. In addition, certain covenants and events of default in the T4 Credit Agreement are more restrictive than the corresponding covenants and events of default in the T4 Common Terms Agreement, including covenants limiting RG4’s ability to incur additional indebtedness, make certain investments or pay dividends (which are subject to customary conditions set out in the T4 Credit Agreement and certain related financing documents) or distributions on equity interests or subordinated indebtedness or purchase, redeem, or retire equity interests, sell or transfer assets, incur liens, dissolve, liquidate, consolidate, merge, sell, or lease all or substantially all of RG4’s assets or enter into certain LNG sales contracts. The T4 Credit Agreement includes a requirement for RG4 to maintain a historical debt service coverage ratio of at least 1.10:1.00 at the end of each fiscal quarter starting from the Initial Principal Payment Date, a default of which may be cured with equity contributions.

The T4 Credit Agreement provides for mandatory prepayments under customary circumstances, including mandatory prepayments with the proceeds of certain insurance payments and condemnation awards, upon receipt of certain proceeds from asset sales, upon receipt of performance liquidated damages under certain construction contracts, or upon termination of certain LNG sale and purchase agreements.

Upon an event of default under the T4 Credit Agreement (and after all applicable cure periods have elapsed), the T4 Administrative Agent may, or upon the direction of the required lenders will, accelerate all or any portion of the senior loans and other obligations due and payable under the T4 Credit Agreement or terminate all outstanding loan commitments under the T4 Credit Agreement, and, with respect to letters of credit outstanding at the time of such event of default, require RG4 to cash collateralize such letters of credit. Such acceleration or termination is automatic following an event of default under the T4 Credit Agreement relating to bankruptcy or insolvency.

FinCo and Super FinCo Facilities

FinCo Credit Agreement

On the FID Date, Rio Grande LNG Phase 1 FinCo, LLC (“Phase 1 FinCo”) and Rio Grande LNG Phase 2 FinCo, LLC (“Phase 2 FinCo” and together with Phase 1 FinCo, the “FinCo Borrowers”), each a Delaware limited liability company and an indirect subsidiary of the Company, entered into a Credit Agreement (the “FinCo Credit Agreement”) by and among the FinCo Borrowers, as borrowers, MUFG Bank, Ltd., as the administrative agent (in such capacity, the “FinCo Administrative Agent”), HSBC USA Bank, N.A., as the collateral agent (the “FinCo Collateral Agent”), and the senior lenders party thereto. The FinCo Credit Agreement provides for a loan and letter of credit facility (the “FinCo Facility”) in an amount up to $734 million available to the FinCo Borrowers, with a letter of credit sublimit of $621 million, to be used to fund equity contributions by the ND T4 Member (as defined below) to the T4 JVCo for further contribution to RG4, to finance interest during construction and certain fees and expenses associated with the FinCo Credit Agreement and the loans made and letters of credit issued thereunder, and to fund the debt service reserve account relating thereto, up to an amount equal to six months of scheduled debt service. Letters of credit may be issued under the FinCo Facility for the purpose of supporting ND T4 Member’s obligations to make equity contributions to T4 JVCo.

Phase 1 FinCo indirectly owns the membership interests in Rio Grande LNG Intermediate Super Holdings, LLC (the “ND Phase 1 Member”), which holds NextDecade’s equity interests in the joint venture entity that owns the first three trains of the Rio Grande Facility (“Phase 1 JVCo”). Phase 2 FinCo owns the membership interests in Rio Grande LNG Phase 2 Intermediate Super Holdings, LLC (the “ND Train 4 Member”), which holds NextDecade’s retained equity interests in the Train 4 JVCo and the Train 5 JVCo (defined below).

The FinCo Facility will be available to the FinCo Borrowers for loans and letters of credit on and after the issuance by FERC of a remand order maintaining the Section 3 authorization of the Rio Grande Facility and the earliest to occur of (a) expiration of the 30-day rehearing period with FERC without any requests for rehearing, (b) denial of any rehearing requests by operation of law, which occurs automatically if FERC does not respond to a request for rehearing within 30 days of such request for rehearing, or (c) issuance of an order from FERC denying any rehearing request (such earliest date, the “Remand Satisfaction Date”). The remand order was issued by FERC on August 29, 2025, and we currently expect the Remand Satisfaction Date to occur, and the FinCo Facility to be initially available to the FinCo Borrowers, on or before October 28, 2025.

The principal of the FinCo Facility is repayable in quarterly installments payable each April 30, July 31, October 31, and January 31, beginning on the first such quarterly payment date to occur on or after the date that is ninety days following the project completion date (the “FinCo Initial Principal Payment Date”). The FinCo Facility will mature on the fifth anniversary of the FID Date; provided, that the FinCo Borrowers may elect to extend the maturity date by a year at any time within the 90-day period prior to the fifth anniversary of the FID Date.

The FinCo Borrowers may make borrowings based on SOFR plus the applicable margin (3.50%) or the base rate plus the applicable margin (2.50%). The FinCo Borrower are also required to pay commitment fees on the undrawn amounts of the FinCo Facility and letter of credit fees on outstanding, undrawn letters of credit.

The FinCo Credit Agreement includes certain covenants and events of default that are customary for financing facilities of this type, including a requirement that interest rates for a minimum of 90% of the projected principal amount of the FinCo Facility outstanding and a maximum of 100% of the projected principal amount of the FinCo Facility be hedged or have fixed interest rates. In addition, the FinCo Credit Agreement contains covenants limiting the ability of the FinCo Borrowers to incur additional indebtedness, make certain investments or pay dividends (which are subject to customary conditions set out in the FinCo Credit Agreement and certain related financing documents) or distributions on equity interests or subordinated indebtedness or purchase, redeem, or retire equity interests, sell or transfer assets, incur liens, dissolve, liquidate, consolidate, merge, sell, or lease all or substantially all of the assets of the FinCo Borrowers. The FinCo Borrowers are permitted to incur indebtedness that is pari passu to the FinCo Facility for the purpose of funding equity contributions to the joint venture entity (“Train 5 JVCo”) that will own the fifth liquefaction train (“Train 5”) of the Rio Grande Facility (the “T5 FinCo Debt”), provided certain conditions and milestones in the development of Train 5 and associated common facilities (the “Train 5 Project”) are met, including that Phase 2 FinCo continues to indirectly own an interest in Train 5 JVCo. The FinCo Credit Agreement includes a requirement for the FinCo Borrowers to maintain a stand-alone debt service coverage ratio of at least 1.10:1.00 at the end of each fiscal quarter starting from the Initial Principal Payment Date, a default of which may be cured with equity contributions.

The FinCo Credit Agreement provides for mandatory prepayments with the proceeds of certain asset sales and sales of membership interests owned by subsidiaries of the FinCo Borrowers in the Phase 1 JVCo or T4 JVCo. In addition, the FinCo Credit Agreement contains a quarterly excess cash flow sweep equal to (i) 100% of excess cash flow until prepayments or cancellation of commitments equal 25% of the initial FinCo Facility principal amount and any T5 FinCo Debt, (ii) 75% of excess cash flow until prepayments or cancellation of commitments equal 50% of the initial FinCo Facility principal amount and any T5 FinCo Debt, and (iii) 50% of excess cash flow thereafter.

In connection with the FinCo Credit Agreement, under a pledge agreement dated as of the FID Date, by and among Rio Grande LNG Phase 1 FinCo Holdings, LLC, a Delaware limited liability company (the “Phase 1 FinCo Pledgor”), Rio Grande LNG Phase 2 FinCo Holdings, LLC, a Delaware limited liability company (the “Phase 2 FinCo Pledgor” and together with the Phase 1 FinCo Pledgor, the “FinCo Pledgors”) and the FinCo Collateral Agent, the FinCo

Pledgors granted a security interest in favor of the FinCo Collateral Agent for the benefit of the lenders of the FinCo Facility in the limited liability company interests in the FinCo Borrowers held by the respective FinCo Pledgor.

On the FID Date, the FinCo Borrowers also granted a security interest in favor of the FinCo Collateral Agent, for the benefit of the lenders of the FinCo Facility, in substantially all of the FinCo Borrowers’ real and personal property, including their respective equity interests in the ND Phase 1 Member and the ND Train 4 Member, pursuant to a security agreement and a deed of trust.

Super FinCo Credit Agreement

On the FID Date, Rio Grande LNG Phase 1 Super FinCo, LLC (“Phase 1 Super FinCo”) and Rio Grande LNG Phase 2 Super FinCo, LLC (“Phase 2 Super FinCo” and together with Phase 1 Super FinCo, the “SF Borrowers”), each a Delaware limited liability company and an indirect subsidiary of the Company, entered into a Credit Agreement (the “SF Credit Agreement”) by and among the SF Borrowers, as borrowers, Global Loan Agency Services, as the administrative agent and collateral agent (the “SF Administrative Agent” or “SF Collateral Agent”, as applicable) and the financial institutions party thereto, including an affiliate of Global Infrastructure Partners, as lenders (the “SF Lenders”). The SF Borrowers are the respective direct parents of the FinCo Pledgors.

The SF Credit Agreement provides for a $600 million term loan (the “SF Loan”) to the SF Borrowers to be used to fund equity contributions through their subsidiaries to the ND Train 4 Member to the T4 JVCo for further contribution to RG4, to finance interest during construction and certain fees and expenses associated with the SF Credit Agreement, the FinCo Credit Agreement and the respective loans made and letters of credit issued thereunder, and to fund certain other costs and expenses of the SF Borrowers related to the Train 4 Project.

The SF Loan matures on the earlier of (a) the eighth anniversary of the FID Date and (b) the 85th day prior to the maturity date of the FinCo Facility, as extended or refinanced. Interest will accrue on the SF Loan from the FID Date at a fixed rate of 13.0% per annum, and will be paid quarterly on each April 30, July 31, October 31, and January 31. The Super FinCo Borrowers may elect to fully pay interest in kind until the first anniversary of the completion of the Train 4 Project and thereafter may elect to pay interest in kind with respect to up to 50% of each such interest payment date thereafter.

Prior to the fifth anniversary of FID Date, the Super FinCo Borrowers may prepay the SF Loan at a redemption price equal to 100% of the principal amount plus an applicable make whole premium and accrued and unpaid interest to the prepayment date. On and after the fifth anniversary of the FID Date, the Super FinCo Borrowers may prepay the SF Loan at par, plus accrued and unpaid interest to the prepayment date. The SF Credit Agreement provides for mandatory prepayments with the proceeds of certain insurance payments and condemnation awards, asset sales, performance liquidated damages under certain construction contracts, termination of certain LNG sale and purchase agreements and the proceeds of certain distributions received by the SF Borrowers from their subsidiaries.

The SF Credit Agreement includes covenants that, among other things, limit the ability of the Super FinCo Borrowers to incur additional indebtedness, make certain investments or pay dividends or distributions on equity interests or subordinated indebtedness or purchase, redeem, or retire equity interests, sell or transfer assets, incur liens or dissolve, liquidate, consolidate, merge. In addition, NextDecade LNG, LLC, a direct subsidiary of the Company and the indirect parent of the Super FinCo Borrowers (“ND LLC”), has agreed that it will fund a capital contribution to the ND Phase 1 Member or ND T4 Member, as applicable, for their respective proportionate share of any overrun capital contributions that become necessary to complete the Phase 1 Project or Train 4 Project and certain operational expenses of the FinCo Borrowers, FinCo Pledgors or SF Borrowers.

In connection with SF Credit Agreement, under a Pledge Agreement dated as of the FID Date by and among Rio Grande LNG Phase 1 Super FinCo Holdings, LLC (“Phase 1 SF Pledgor”), Rio Grande LNG Phase 2 Super FinCo Holdings, LLC (“Phase 1 SF Pledgor” and with Phase 1 SF Pledgor, the “SF Pledgors”) and the SF Collateral Agent, the SF Pledgors granted a security interest in favor of the SF Collateral Agent for the benefit of the secured parties in the respective equity interests they hold in the SF Borrowers. On the FID Date, pursuant to a Security Agreement among the SF Borrowers and the SF Collateral Agent, the SF Borrowers granted a security interest in favor of the SF Collateral Agent for the benefit of the secured parties in substantially all of their personal property, including their respective membership interests in the FinCo Pledgors.

Train 4 Joint Venture Agreement

On the FID Date, the ND Train 4 Member entered into that certain amended and restated limited liability company agreement of Rio Grande LNG Train 4 Intermediate Holdings, LLC, a Delaware limited liability company and an indirect subsidiary of Sponsor (“Train 4 JVCo” and such amended and restated agreement, the “Train 4 JV Agreement”) with Global LNG North America Corp., a subsidiary of TotalEnergies SE (the “TTE Member”), GIP V Velocity Aggregator T4,

L.P., a Delaware limited partnership (the “Financial Investor Member” and, collectively with the ND Member and the TTE Member, the “JV Members”), and, solely for the purposes set forth therein, the financial investors that own the interests of the Financial Investor Member. Train 4 JVCo indirectly wholly owns RG4, which will own the fourth liquefaction train of the Rio Grande Facility.

Except for the Member Reserved Matters (as defined below), the affairs of Train 4 JVCo will otherwise be managed by a board of managers (the “Train 4 JVCo Board”). The Train 4 JVCo Board will be composed of up to four managers appointed by the ND Member (the “Class A Managers”), and managers appointed by members holding a minimum percentage of the Class B limited liability company interests in Train 4 JVCo (the “Class B Managers”). Approval of any matter by the Train 4 JVCo Board will require the consent of a majority of the Class A Managers voting on the matter and Class B Managers representing a majority of the Class B limited liability company interests in Train 4 JVCo for such matter, as applicable; provided that (i) certain specified “qualified matters,” “supermajority matters,” and “unanimous matters” are reserved to the approval of the members of Train 4 JVCo (the “Member Reserved Matters”) holding a requisite percentage of the applicable classes of limited liability company interests in Train 4 JVCo, and (ii) related party transactions will be subject to approval in accordance with the procedures specified in the Train 4 JV Agreement.

The Train 4 JV Agreement provides for the JV Members to make capital contributions to fund a portion of the Train 4 Project. Pursuant to the Train 4 JV Agreement, the ND Train 4 Member will have a 40% equity interest in Train 4 JVCo, with its economic interest increasing to 60% upon the achievement by Financial Investor Member of certain returns on its investment in the Train 4 Project. The entry by the JV Members into the Train 4 JV Agreement constitutes the closing of the transactions contemplated by the Subscription Agreements previously described in the Company’s Current Report on Form 8-K filed on August 11, 2025. The JV Members have committed to fund, under the Train 4 JV Agreement, an aggregate of $2.83 billion of equity contributions to the Train 4 Project, of which ND Member’s proportionate 40% share is approximately $1.13 billion. ND Train 4 Member will fund its equity contributions with proceeds of the SF Loan and borrowings under the FinCo Facility.

The Train 4 JV Agreement contains certain restrictions on the ability of the members to transfer their membership interests and other rights and obligations of the members of Train 4 JVCo in their capacity as such.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in the sections labeled “RG4 Financing Documents” and “FinCo and Super FinCo Facilities” in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and, according to general instruction B.2. thereunder, the information in this Item 7.01 of this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act or the Exchange Act.

On the FID Date, NextDecade issued a press release regarding NextDecade’s positive final investment decision of the Train 4 Project and the transactions described above under Item 1.01 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1.

On the FID Date, NextDecade posted an updated corporate investor presentation on its website at www.next-decade.com.

Item 8.01 Other Events.

Corporate Credit Agreement

Rio Grande LNG Super Holdings, LLC (“Super Holdings”), a wholly-owned subsidiary of the Company and the direct parent of the SF Phase 1 Pledgor, previously entered into a credit agreement (the “Corporate Credit Agreement”) that provides for a $225 million senior secured loan. The Corporate Credit Agreement permits subsidiaries of Super Holdings to incur indebtedness to fund project-level equity in support of the construction of the fourth and fifth liquefaction trains of the Rio Grande LNG Facility, subject to the terms and conditions provided therein, including that Super Holdings make an offer to prepay the Corporate Credit Agreement in full at par plus accrued and unpaid interest if the lenders thereunder or their eligible assignees did not participate in such financing. An eligible assignee of one of the Corporate Credit Agreement lenders is a lender under the SF Credit Agreement, and consequently Super Holdings will not make an offer to prepay the Corporate Credit Agreement in connection with the financing transactions described under Item 1.01 of this Current Report.

Reimbursement and Services Fees

In connection with the closing of the transactions described in this Current Report on Form 8-K, RG4 paid ND LLC, which is the entity that manages the construction, commissioning and operation of the Rio Grande Facility on behalf of RGLNG, RG4 and any other liquefaction train owner, $98 million, representing a $48 million reimbursement of development costs of the Train 4 Project incurred by the Company prior to the FID Date and a $50 million fee for services to be rendered by ND LLC. RG4 will pay ND LLC an additional $50 million services fee on the anniversary of the FID Date. The reimbursement and services fee amounts are included in the total estimated project cost of the Train 4 Project. The Company expects to use these funds for development expenses, general and administrative expenses and other general corporate purposes.

T4 Equity Contribution Agreement

On the FID Date, RG4, the T4 Pledgor, the T4 Collateral Agent, and the T4 Intercreditor Agent entered into an Equity Contribution Agreement (the “T4 Equity Contribution Agreement”), pursuant to which the T4 Pledgor has agreed to make equity contributions to fund project costs of the Train 4 Project. The obligations of the T4 Pledgor under the T4 Equity Contribution Agreement will be at all times backstopped by any one or a combination of a guaranty from an acceptable guarantor or acceptable investment fund entity, a letter of credit from a commercial bank, or cash collateral, in each case, subject to requirements set forth in the T4 Equity Contribution Agreement.

Final Investment Decision; Bechtel Notice to Proceed

In connection with the consummation of the transactions referred to in this Current Report, the board of directors of NextDecade approved a final investment decision with respect to the investment in the development, construction and operation of the Train 4 Project and issued a final notice to proceed to Bechtel Energy Inc. under the EPC agreement for the Train 4 Project. The final EPC lump-sum contract pricing for the Train 4 Project is approximately $4.77 billion at the FID Date, and total project costs, including EPC costs, owner’s cost, contingencies and financing and other costs, are estimated to be approximately $6.68 billion. The commercial operation date for the Train 4 Project is expected to occur in the second half of 2030.

Train 5 EPC Agreement Amendment

On September 3, 2025, Rio Grande LNG Train 5, LLC (“RG5”) entered into an amendment to its lump-sum turnkey engineering, procurement, and construction contract with Bechtel Energy Inc. for the Train 5 Project to extend the price validity period under November 15, 2025. The total project costs for the Train 5 Project and related infrastructure, including estimates of final EPC cost, owner’s cost, contingencies, financing fees, interest during construction and a payment for Train 5’s proportionate use of the common facilities at the Rio Grande LNG facility, are currently estimated to be approximately $6.7 billion.

Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are intended to be covered by the “safe harbor” created by those sections. Such forward-looking statements include, but may not be limited to, statements regarding the cost and timeline to completion of the Train 4 Project or the Train 5 Project, intended sources and uses for completion of the Train 4 Project, cash distributions available to NextDecade and its subsidiaries, funding of capital contributions by NextDecade and its subsidiaries, the development of Train 5 at the Rio Grande Facility or any future financing activity in support thereof. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions and are subject to risks and uncertainties. Considering these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this Current Report may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this report speak only as of the date hereof and, except as required by law, NextDecade undertakes no obligation to update publicly or privately any forward-looking statements, whether written or oral, for any reason after the date of this report to conform these statements to new information, actual results or to changes in its expectations.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated September 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 10, 2025

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel